Exhibit 99.1

AV Homes, Inc. Announces First Quarter Results

Scottsdale, AZ (May 8, 2013) – AV Homes, Inc. (Nasdaq: AVHI) a developer and builder of active adult and conventional home communities in Arizona and Florida, today announced results for its first quarter ended March 31, 2013.

The Company reported a net loss $4.8 million, or 38 cents per diluted share, on revenues of $25.1 million for the three months ended March 31, 2013, compared to a net loss of $8.5 million, or 68 cents per diluted share, on revenues of $26.7 million for the three months ended March 31, 2012.

During the three months ended March 31, 2013, the Company closed on 81 homes, a 29% increase from the 63 homes closed during the first three months of 2012. The dollar volume of these closings increased 37% to $20.2 million, compared to a dollar volume of $14.7 million during the same period in 2012.

The number of housing contracts signed, net of cancellations, during the three months ended March 31, 2013 increased 27% to 135 units, compared to 106 units during the same period in 2012. The dollar value of the contracts signed during the first quarter increased 27% to $29.4 million, compared to $23.2 million during the same period one year ago. The backlog of homes under contract but not yet closed at March 31, 2013 increased 70% to 239 units, representing a dollar volume of $53.2 million, compared to 141 units with a dollar volume of $30.1 million at March 31, 2012.

The overall average unit price per closing rose 7% from $233,000 in the first quarter of 2012 to $249,000 in the first quarter of 2013. The average sales price of new contracts decreased slightly from $219,000 to $218,000 due primarily to a mix of lower priced homes sold in the Company’s active adult division.

During the three months ended March 31, 2013, the Company reported $2.3 million in revenue from the sale of commercial, industrial and other lands, which generated $1.4 million in net income to the Company compared to $9.1 million in revenue and $3.1 million in net income during the first quarter of 2012.

President and Chief Executive Officer Roger A. Cregg said the Company’s dual initiatives of growing revenue and lowering costs through operational efficiency are improving bottom line performance. “We continue to focus on improving our building processes to drive margin improvement and better align our product offerings with our customers’ expectations.

During the quarter, this process contributed to an increase in our contribution margin (excluding impairments) from 12% to 16% on a year-over-year basis,” Cregg said. “We are also benefitting from the strengthening homebuilding economy, especially in Central Florida where we have a significant inventory of lots and land. We are now deploying some of these assets into our Joseph Carl Homes division to serve first-time and move-up home buyers. The Orlando market is experiencing a decline in community inventories and we are well positioned to take advantage of this trend,” Cregg added.

The Company will hold a conference call and webcast on Thursday, May 9, 2013 to discuss its first quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565. Please dial-in 10 minutes before the start of the call. A replay will be available on May 9, 2013 at 5:00 p.m. EDT and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 78371490. The replay will be available until May 16, 2013. In order to access the live webcast, please go to the Investors section of AV Homes’ website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida and Arizona. Its principal operations are conducted near Orlando, Florida and in the Phoenix, Arizona markets. The company serves active adults 55+ with its Vitalia brand and also builds communities for people of all ages under its Joseph Carl Homes brand. AV Homes common shares trade on NASDAQ under the symbol AVHI.

This news release, the conference call and the webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call and the webcast. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the “Risk Factors” section of our Annual

Report on Form 10-K for the year ended December 31, 2012 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Contact:

Media Contact: Ken Plonski

480-214-7408

k.plonski@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$71,087	$79,815
Restricted cash	4,727	4,682
Land and other inventories	180,826	171,044
Receivables, net	6,362	6,730
Income tax receivable	1,293	1,293
Property and equipment, net	36,395	36,661
Investments in and notes receivable from unconsolidated entities	1,240	1,220
Prepaid expenses and other assets	10,156	10,777
Assets held for sale	20,191	25,649

Total Assets	$332,277	$337,871

Liabilities and Equity
Liabilities
Accounts payable	$4,719	$4,656
Accrued and other liabilities	11,576	12,978
Customer deposits and deferred revenues	2,156	1,985
Estimated development liability for sold land	32,955	32,974
Notes Payable	105,402	105,402

Total Liabilities	156,808	157,995

Equity
Common Stock, par value $1 per share
Authorized: 50,000,000 shares
Issued: 12,880,251 shares at March 31, 2013
12,938,157 shares at December 31, 2012	12,880	12,938
Additional paid-in capital	262,669	262,363
Retained (deficit) earnings	(110,869)	(106,110)

	164,680	169,191
Treasury stock: at cost, 110,874 shares at March 31, 2013 and December 31, 2012	(3019)	(3,019)

Total AV Homes stockholders’ equity	161,661	166,172
Non-controlling interest	13,808	13,704

Total Equity	175,469	179,876

Total Liabilities and Equity	$332,277	$337,871

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three months ended March 31, 2013 and 2012

(unaudited)

(Dollars in thousands except per-share amounts)

	Three Months
	2013	2012
Revenues
Real estate revenues
Homebuilding	$22,548	$17,438
Commercial and industrial and other land sales	2,305	9,058
Other real estate	257	144

Total real estate revenues	25,110	26,640
Interest income	9	31
Other	—	39

Total revenues	25,119	26,710
Expenses
Real estate expenses
Homebuilding	22,765	19,881
Commercial and industrial and other land sales	865	5,967
Other real estate	707	2,054

Total real estate expenses	24,337	27,902
Impairment charges	—	152
General and administrative expenses	3,705	3,306
Interest expense	1,773	2,237

Total expenses	29,815	33,597
Loss from unconsolidated entities	(63)	(36)

Loss before income taxes	(4,759)	(6,923)
Income tax (expense) benefit	—	—

Net loss and comprehensive loss	(4,759)	(6,923)
Net loss attributable to non-controlling interests in consolidated entities	—	(1,528)

Net loss and comprehensive loss attributable to AV Homes stockholders	$(4,759)	$(8,451)

Basic and Diluted Loss Per Share	$(0.38)	$(0.68)

The following table provides a comparison of certain financial data related to our operations for the three months ended March 31, 2013 and 2012:

	Three Months
	2013	2012
Operating income (loss):
Active adult communities
Revenues (1)	$12,006	9,805
Expenses (2)	12,885	12,452

Segment operating loss	(879)	(2,647)
Primary residential
Revenues (3)	10,542	7,633
Expenses	9,880	7,429

Segment operating income (loss)	662	204
Commercial and industrial and other land sales
Revenues	2,305	9,058
Expenses	865	5,967

Segment operating income	1,440	3,091
Other operations
Revenues	257	144
Expenses	68	94

Segment operating income	189	50
Operating income	1,412	698
Unallocated income (expenses):
Interest income	9	31
Equity loss from unconsolidated entities	(63)	(36)
Net (gain)/loss attributable to non-controlling interests	—	(1,528)
General and administrative expenses	(3,705)	(3,306)
Interest expense	(1,773)	(2,237)
Other real estate expenses	(639)	(2,073)

Loss before income taxes	(4,759)	(8,451)
Income tax benefit	—	—

Net loss attributable to AV Homes	$(4,759)	(8,451)

(1)	Includes homebuilding revenues of $10,222 and amenity revenues of $1,784 for the three months ended March 31, 2013.
(2)	Includes impairment charges for inventory of approximately $0 and $152 for the three months ended March 31, 2013 and 2012, respectively.
(3)	Includes homebuilding revenues of $9,933 and amenity revenues of $609 for the three months ended March 31, 2013.

Data from closings for the active adult and primary residential homebuilding segments for the three months ended March 31, 2013 and 2012 is summarized as follows:

For the three months ended March 31,	Number of Units	Revenues	Average Price Per Unit
2013
Active adult communities	39	$10,222	$262
Primary residential	42	9,933	$237

Total	81	$20,155	$249

2012
Active adult communities	32	$7,984	$250
Primary residential	31	6,698	$216

Total	63	$14,682	$233

Data from contracts signed for the active adult and primary residential homebuilding segments for the three months ended March 31, 2013 and 2012 is summarized as follows:

For the three months ended March 31,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2013
Active adult communities	97	(13)	84	$19,038	$227
Primary residential	72	(21)	51	10,353	$203

Total	169	(34)	135	$29,391	$218

2012
Active adult communities	66	(24)	42	$10,536	$251
Primary residential	75	(11)	64	12,668	$198

Total	141	(35)	106	$23,204	$219

Backlog for the active adult and primary residential homebuilding segments as of March 31, 2013 and 2012 is summarized as follows:

As of March 31,	Number of Units	Dollar Volume	Average Price Per Unit
2013
Active adult communities	108	$25,440	$236
Primary residential	131	27,713	$212

Total	239	$53,153	$222

2012
Active adult communities	55	$14,243	$259
Primary residential	86	15,819	$184

Total	141	$30,062	$213